UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 24, 2009

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                     REULTS OF OPERATIONS AND FINANCIAL CONDITION

Subsequent to the issuance of the press release discussing Coachmen Industries, Inc.’s fourth quarter and full-year results on February 2, 2009, certain final adjustments to the financial statements were made pursuant to the filing of the Company’s annual report of form 10-K. These adjustments were primarily the result of additional information being available that required additional accruals or adjustments to previously estimated accruals. In addition, it was determined that certain deferred tax liabilities were overstated. As a result of these adjustments, net loss from continuing operations decreased by $570,000 while the net loss from discontinued operations increased $1,412,000. The net loss for 2008 increased by $842,000 to $69,002,000. The attached revised press release has been updated to reflect these.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS

(d)           The following exhibit is filed as a part of this Report:

99.1           Revised Press Release dated February 2, 2009 (earnings release)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	March 24, 2009	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title